UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2007

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreement

On April 24, 2007, Altair Nanotechnologies Inc. (the “Company”) and The Sherwin-Williams Company (“Sherwin”) entered into agreements related to the formation of Alsher Titania LLC, a Delaware limited liability company (“AlSher Titania”). AlSher Titania is a joint venture combining certain technologies of the Company and Sherwin in order to develop and produce titanium dioxide pigment for use in paint and coatings and nano titanium dioxide materials for use in a variety of applications, including those related to removing contaminants from air and water.

The agreements include a Contribution Agreement dated April 24, 2007 (the “Contribution Agreement”) among Altairnano, Inc., an indirect wholly-owned subsidiary of the Company (“Altairnano”), Sherwin and AlSher Titania. Pursuant to the Contribution Agreement, Altairnano contributed to AlSher Titania the rights set forth in the Altair License described below and certain pilot plants assets with a book value, net of depreciation, of $3,110,000, and Sherwin agreed to contribute to AlSher Titania cash and a license agreement related to a technology for the manufacture of titanium dioxide using the digestion of ilmenite in hydrocholoric acid.

Pursuant to a License Agreement dated April 24, 2007 (the “Altair License”) between Altairnano and AlSher Titania, Altairnano granted AlSher Titania an exclusive license to use Altairnano’s technology (including its hydrochloric pigment process) for the production of titanium dioxide pigment and other titanium containing materials (other than battery or nanoelectrode materials). Altairnano receives no consideration for the license other than its ownership interest in AlSher Titania. Certain potential improvements in the technology are licensed back to Atlairnano subject to a royalty equal to the great of 5% of the net sales price of derivative products or 10% of the gross margin on such products. Absent early termination, the terms of the Altair License with respect to each licensed patent extends through the expiration of such patent. The Altair License also addresses ownship of existing and developed intellectual property, rights with respect to maintenance and protection of underlying patents and intellectual property, early termination, confidentiality and other standard items.

As part of the transaction, the Company agreed to guarantee the olibgations of Altairnano under the various agreements, the parties entered into an operating agreements, supply agreements, additional license agreement, a services agreement and other documents, none of which are material to the Company at this time.

Item 7.01  Regulation FD Disclosure.

On Arpril 25, the Company issued a press release entitled “Altairnano and Sherwin-Williams Form AlSher Titania, Joint Venture Company for Pigment Market,” a copy of which is attached hereto as Exhibit 99.1

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1  Contribution Agreement**

10.2  License Agreement

99.1  Press release dated April 25, 2007.

** Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: April 30, 2007	By:	/s/ Edward Dickinson
Edward Dickinson
Chief Financial Officer

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